Exhibit 23.5



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated April 1, 1999 on First American Records Management's financial statements, included in Iron Mountain Incorporated's, a Delaware corporation, Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 1999 and to all references to our Firm included in this registration statement.



                                       /s/ BRACH, NEAL, DANEY & SPENCE, LLP


San Jose, California
January 17, 2001